SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 12, 2001
                                -----------------
                                 Date of Report
                        (Date of earliest event reported)

                                   GENUS, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                                   ----------
         (State or other jurisdiction of incorporation or organization)

                            000-17139     94-2790804
                            ---------     ----------
       Commission File Number     (I.R.S. Employer Identification Number)

                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94089
                               -------------------
                    (Address of principal executive offices)

                                 (408) 747-7120
                                 --------------
              (Registrant's telephone number, including area code)

ITEM  5.  OTHER  EVENTS

The information that is set forth in the Registrant's Press Release dated December 12, 2001, is incorporated herein by reference.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS
      (c)     Exhibits
99.1     Press  release  of  Genus,  Inc.  dated  December  12,  2001.

                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


               GENUS,  INC.

Date:  December  12,  2001          /s/Shum  Mukherjee
                                    ------------------
                                    Shum  Mukherjee
                                   Vice  President  of
                                   Finance  and
                                   Chief  Financial  Officer

                                  EXHIBIT INDEX

Exhibit  No.          Description
------------          -----------

99.1     Press  release  of  Genus,  Inc.  dated  December  12,  2001

     COMPANY  CONTACT:                              EDITORIAL  CONTACT:
     Shum  Mukherjee                                   Dave  Richardson
     Genus,  Inc.                                       Positio,  Inc.
     Tel:  (408) 747-7140 Ext. 1311          Tel: (650) 815-1006 Ext.108
     smukherjee@genus.com                         dave@positiopr.com



                  GENUS PLANS PRIVATE PLACEMENT OF COMMON STOCK

SUNNYVALE, CALIF.-DECEMBER 12, 2001-Genus, Inc. (Nasdaq: GGNS) announced its intention to obtain financing through a private placement of its common stock and warrants. The Company expects to price the stock at an average of the company's common stock value weighted over the five days prior to the execution of the financing. The company anticipates completing the transaction during the first quarter, 2002.

Genus plans to use the private placement proceeds to fund the next phases of commercialization of its atomic layer deposition technology. Primarily this will include inventory, sales and support to address new customers, working capital, and will also include general corporate purposes.

The securities offered in the private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without either being registered or being subject to an applicable exemption from registration requirements.


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